UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 16, 2012

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10253	41-1591444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address of principal executive offices, including Zip Code)

(952) 745-2760

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2012, both Luella G. Goldberg and Ralph Strangis notified TCF Financial Corporation (“TCF”) that they will each retire from TCF’s Board of Directors (the “Board”) effective immediately prior to TCF’s Annual Meeting of Stockholders to be held on April 25, 2012.  As a result, the Board has acted to reduce the number of directors on the Board to fifteen effective immediately prior to the Annual Meeting.

Also on January 17, 2012, the TCF 2012 Management Incentive Plan (“MIP”) was approved by an independent sub-committee of the Compensation Committee (the “Committee”) pursuant to the TCF Performance-Based Compensation Policy for Covered Executive Officers (the “Policy”).  Each of the named executive officers of TCF will participate in the MIP.  Under the MIP, if the Company achieves a return on average common equity (“ROCE”) for 2012 in excess of the mean ROCE for its peer group, then each named executive officer will receive a cash bonus of 100% of his base compensation, subject to the discretion of the Committee to reduce the size of the award.  Cash bonuses paid under the MIP are intended to be performance-based within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  The foregoing description of the MIP is qualified in its entirety by reference to the full text of the MIP which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On January 17, 2012, the Board and the Compensation Committee of the Board also awarded performance based restricted stock (the “Performance Shares”) under the terms of the TCF Financial Incentive Stock Program (the “Incentive Program”) to the following named executive officers:  William A. Cooper, 500,000 shares; Craig R. Dahl, 250,000 shares; Thomas F. Jasper, 250,000 shares; and Neil W. Brown, 200,000 shares.  The Performance Shares are deferred under the terms of the TCF Employees Deferred Stock Compensation Plan (the “Deferred Plan”).

Under the terms of the Performance Shares, 50% of the Performance Shares will vest following the first consecutive four quarter period commencing after December 31, 2011, in which Return on Average Assets as defined in the Incentive Program (“ROA”) averages 1.0% (the “First Performance Goal”).  The remaining 50% of the Performance Shares will vest following the first consecutive four quarter period commencing after the achievement of the First Performance Goal in which ROA averages 1.2% (the “Second Performance Goal”).  In the event of a change in control prior to December 31, 2017, the maximum number of unvested Performance Shares that could still be earned based upon the amount of time available to achieve the performance goals will vest.  Any shares which remain unvested following a change in control or after determination of results for TCF’s fiscal quarter ended December 31, 2017 will be forfeited.

No dividends will be paid on the Performance Shares until vested.  If the named executive officer dies or becomes disabled (as defined under Section 409A of the Code) all unvested Performance Shares will immediately be forfeited.  All unvested Performance Shares will be forfeited if prior to vesting the named executive officer ceases to be employed in an executive role, except in the case of Mr. Cooper, who will forfeit his Performance Shares only if at any time prior to the expiration of his employment agreement, as then in effect, he serves as neither Chief Executive Officer of TCF nor as a member of the Board.

Upon any vesting of Performance Shares based upon achievement of the First Performance Goal or Second Performance Goal, 50% of the Performance Shares then vesting will be immediately distributed from the Deferred Plan to the named executive officer, and the remaining 50% of the Performance Shares shall generally remain in the Deferred Plan until two years from the date of vesting.  Permissible distribution events prior to the second anniversary of a vesting date are limited to a change in control, death or disability.

The foregoing description of the Performance Shares is qualified in its entirety by reference to the form of the Performance Based Restricted Stock Agreement applicable to Mr. Cooper (attached hereto as Exhibit 10.2 and incorporated by reference herein) and the form of Performance Based Restricted Stock Agreement applicable to each other named executive officer (attached hereto as Exhibit 10.3 and incorporated by reference herein).

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

	Exhibit No.	Description
	10.1	Form of 2012 Management Incentive Plan - Executive as executed by certain executives of TCF, effective January 1, 2012.
	10.2	Form of Restricted Stock Agreement as executed by William A. Cooper, effective January 17, 2012
	10.3	Form of Restricted Stock Agreement as executed by certain executives, effective January 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ William A. Cooper
William A. Cooper, Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Michael S. Jones
Michael S. Jones, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ David M. Stautz
David M. Stautz, Senior Vice President, Controller and Managing Director, Corporate Development (Principal Accounting Officer)

Dated:    January 20, 2012

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